Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kurt C. Hall, Gary W. Ferrera and Ralph E. Hardy, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the registration of shares of common stock of National CineMedia, Inc. issuable pursuant to the National CineMedia, Inc. 2007 Equity Incentive Plan, and any and all amendments (including post-effective amendments) and additions to such Registration Statement on Form S-8 relating to the National CineMedia, Inc. 2007 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ KURT C. HALL Kurt C. Hall	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 5, 2007

/s/ GARY W. FERRERA Gary W. Ferrera	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2007

/s/ PETER C. BROWN Peter C. Brown	Director	February 6, 2007

/s/ MICHAEL L. CAMPBELL Michael L. Campbell	Director	February 6, 2007

/s/ LAWRENCE A. GOODMAN Lawrence A. Goodman	Director	February 7, 2007

/s/ DAVID R. HAAS David R. Haas	Director	February 5, 2007

/s/ JAMES R. HOLLAND, JR. James R. Holland, Jr.	Director	February 7, 2007

Signature	Title	Date

/s/ STEPHEN L. LANNING Stephen L. Lanning	Director	February 7, 2007

/s/ EDWARD H. MEYER Edward H. Meyer	Director	February 7, 2007

/s/ LEE ROY MITCHELL Lee Roy Mitchell	Director	February 6, 2007

/s/ SCOTT N. SCHNEIDER Scott N. Schneider	Director	February 7, 2007